EXHIBIT 4.17
                                  ------------

                                 AMENDMENT NO. 1

          AMENDMENT NO. 1 dated as of July 18, 2003, between CONSTELLATION BRANDS, INC., a Delaware corporation (the "Borrower"); each of the Subsidiaries of the Borrower identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (individually, a "Subsidiary Guarantor" and, collectively the "Subsidiary Guarantors" and, together with the Borrower, the "Obligors"); and JPMORGAN CHASE BANK, as administrative agent for the Lenders referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

          The Borrower, the Subsidiary Guarantors, certain financial institutions (the "Lenders"), certain other parties and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of March 19, 2003 (as in effect on the date hereof, the "Credit Agreement"). The Obligors and the Administrative Agent (having previously obtained the authorization of the Required Lenders) wish to amend the Credit Agreement in certain respects and, accordingly, the parties hereto hereby agree as follows:

          Section 1.  DEFINITIONS.  Except  as   otherwise   defined   in   this
Amendment No. 1, terms defined in the Credit Agreement (as amended hereby) are used herein as defined therein.

          Section 2. AMENDMENTS. Subject to the satisfaction of the conditions specified in Section 4 hereof, but with effect on and after the date hereof, the Credit Agreement is amended as follows:

          (a) Section 1.01 of the Credit Agreement is amended by adding each of the following definitions in its appropriate alphabetical location:

          "'CBI Preferred Stock' means senior mandatorily convertible preferred stock of the Borrower (of one or more series), but only so long as such preferred stock (i) for so long as Indebtedness incurred under the Bridge Credit Agreement is outstanding, is issued (at least in part) to repay such Indebtedness, (ii) is mandatorily convertible into Class A common stock of the Borrower, (iii) except as provided in the foregoing clause (ii) or in the anti-dilution adjustments for such preferred stock, is not convertible (including at the option of any Person) into any debt or equity security of the Borrower or any Subsidiary at any time and (iv) has an aggregate liquidation preference (for all series) not exceeding U.S. $530,000,000 (plus any accrued and unpaid dividends thereon, subject to the terms of Section 7.07)."

          "'CBI Preferred Stock Payments' means quarterly cash dividend payments on the CBI Preferred Stock."

          (b) Clause (v) of Section 7.07(a) of the Credit Agreement is amended and restated to read in its entirety as follows:

     "(v) declare and make Restricted Payments in cash, subject (in the case of this clause (v)) to the satisfaction of each of the following conditions on the date of such Restricted Payment and after giving effect thereto:

                                Amendment No. 1
                                ---------------

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               (A) no Default shall have occurred and be continuing;

               (B) except with respect to the CBI Preferred Stock Payments, the aggregate amount of Restricted Payments made during any fiscal year, including the fiscal year ending February 28, 2002, shall not exceed an amount equal to 50% of consolidated net income of the Borrower and its Consolidated Subsidiaries for such fiscal year;

               (C) except with respect to the CBI Preferred Stock Payments, the Debt Ratio for the period of four consecutive fiscal quarters most recently ended prior to the date of any such Restricted Payment shall not exceed 2.00 to 1; and

               (D) except with respect to the CBI Preferred Stock Payments, the Borrower shall have delivered to the Administrative Agent, at least 10 Business Days (but not more than 20 Business Days) prior to the date of declaration of any such Restricted Payment, a certificate of a Financial Officer of the Borrower setting forth computations in reasonable detail demonstrating satisfaction of the foregoing conditions as at the date of such certificate and stating that such Financial Officer believes in good faith that none of such conditions will fail to be satisfied on the date of payment of such Restricted Payment, it being understood that to the extent the conditions specified in the foregoing clauses (A) through (C) are satisfied on the date of declaration of such Restricted Payment by the board of directors of the Borrower, such Restricted Payment may be made at any time within the 60-day period
     thereafter,   regardless  of  whether   such  conditions   continue  to  be
     satisfied.".

          Section 3. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lenders and the Administrative Agent that (i) the representations and warranties set forth in the Credit Agreement, and of each Obligor in each of the other Loan Documents to which it is party (but as to such other Loan Documents, in all material respects), are true and correct on and as of the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date) and as if each reference to the "Credit Agreement", or similar words of import, included reference to this Amendment No. 1 and (ii) at the time of and immediately after giving effect to this Amendment No. 1, no Default has occurred and is continuing.

          Section 4. CONDITIONS PRECEDENT. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon (i) the execution and delivery of this Amendment No. 1 by the Obligors and the Administrative Agent and (ii) the payment, on the date that the condition set forth in clause
(i) of this Section 4 is satisfied, to the Administrative Agent for the account of each Lender that authorizes the Administrative Agent to execute this Amendment No. 1 not later than 12:00 p.m., New York City time, on Friday, July 18, 2003, of an amendment fee in an amount equal to 0.05% of the sum of the aggregate amount of such Lender's Revolving Commitments and Term Loans on the date the condition set for in clause (i) of this Section 4 is satisfied.

                                Amendment No. 1
                                ---------------

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                                      - 3 -

          Section 5. MISCELLANEOUS. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

                                Amendment No. 1
                                ---------------

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                                      - 4 -
          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

                                       CONSTELLATION BRANDS, INC.


                                       By /s/ Thomas S. Summer
                                         -----------------------------------
                                         Name:  Thomas S. Summer
                                         Title: Executive Vice President and
                                                Chief Financial Officer

SUBSIDIARY GUARANTORS
---------------------

ALLBERRY, INC.
CLOUD PEAK CORPORATION
FRANCISCAN VINEYARDS, INC.
MT. VEEDER CORPORATION


By /s/ Thomas S. Summer
  ----------------------------
  Name:  Thomas S. Summer
  Title: Vice President and Treasurer


ROBERTS TRADING CORP.


By /s/ Thomas S. Summer
  ----------------------------
  Name:  Thomas S. Summer
  Title: President and Treasurer

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BATAVIA WINE CELLARS, INC.
CONSTELLATION INTERNATIONAL HOLDINGS LIMITED
CANANDAIGUA WINE COMPANY, INC.


By /s/ Thomas S. Summer
  ----------------------------
  Name:  Thomas S. Summer
  Title: Treasurer

                                Amendment No. 1
                                ---------------

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                                      - 5 -
BARTON INCORPORATED
BARTON BRANDS, LTD.
BARTON BEERS, LTD.
BARTON BEERS OF WISCONSIN, LTD.
BARTON BRANDS OF CALIFORNIA, INC.
BARTON BRANDS OF GEORGIA, INC.
BARTON CANADA, LTD.
BARTON DISTILLERS IMPORT CORP.
MONARCH IMPORT COMPANY
BARTON FINANCIAL CORPORATION


By /s/ Thomas S. Summer
  ----------------------------
  Name:  Thomas S. Summer
  Title: Vice President


CANANDAIGUA LIMITED


By /s/ Thomas S. Summer
  ----------------------------
  Name:  Thomas S. Summer
  Title: Finance Director


CBI AUSTRALIA HOLDINGS PTY LIMITED


By /s/ Thomas S. Summer
  ----------------------------
  Name:  Thomas S. Summer
  Title: Director and Chief Financial Officer


CONSTELLATION AUSTRALIA PTY LIMITED


By /s/ Thomas S. Summer
  ----------------------------
  Name:  Thomas S. Summer
  Title: Director and Chief Financial Officer


                                Amendment No. 1
                                ---------------

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                                      - 6 -

JPMORGAN CHASE BANK,
   as Administrative Agent


By /s/ Bruce Borden
  ----------------------------
  Name:  Bruce Borden
  Title: Vice President

                                Amendment No. 1
                                ---------------
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